AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of February 10, 2017, (the “Effective Date”) is entered into between Enphase Energy, Inc., a Delaware corporation (“Borrower”), each Lender (as defined in Section 14), Cortland Capital Market Services LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Obsidian Agency Services, Inc., a California corporation, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders.

WHEREAS, Borrower, Collateral Agent and Lenders entered into that certain Loan and Security Agreement dated as of July 8, 2016 (the “Original Agreement”), which was amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of December 27, 2016, the effectiveness of which was delayed pursuant to that certain Agreement Regarding Effective Date dated as of January 3, 2017 (collectively, the “First Amendment” and together with the Original Agreement, the “Existing Agreement”);

WHEREAS, on July 8, 2016, Lenders advanced Twenty Five Million Dollars ($25,000,000) under the Existing Agreement, the entire principal balance of which remains outstanding (the “Initial Credit Extension”);

WHEREAS, Borrower, Agents and Lenders desire to increase the Term Loan Commitment by an additional Twenty Five Million Dollars ($25,000,000) for a total of Fifty Million Dollars ($50,000,000), and pursuant to this Agreement, make an additional Credit Extension to Borrower under the Term Loan of Twenty Five Million Dollars ($25,000,000) (the “Additional Credit Extension”);

WHEREAS, Borrower, Agents and Lenders desire to amend and restate the Existing Agreement in its entirety as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.    LOAN AND TERMS OF PAYMENT

1.1. Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions, all accrued and unpaid interest thereon and all other Obligations as and when due in accordance with this Agreement.

1.2.    Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, Lenders, severally and not jointly, agree to make in accordance with Schedule 1.2, and Borrower agrees to draw, the Additional Credit Extension in its entirety on the Effective Date, which when added to the Initial Credit Extension, shall bring the aggregate Credit Extensions under this Agreement to Fifty Million Dollars ($50,000,000). After repayment, Credit Extensions made under the Term Loan may not be reborrowed. Under no circumstances shall a Lender be required to make Credit Extensions in excess of the commitment amount listed next to such Lender’s name on Schedule 1.2.

(b) Repayment. The Term Loan shall be “interest-only” during the Interest Only Period, with interest payable on the outstanding amount of Credit Extensions made under the Term Loan on the Interest Payment Date. Upon termination of the Interest Only Period, the outstanding Credit Extensions under the Term Loan shall be repaid in equal monthly installments (subject to the next sentence) so that all Credit Extensions under the Term Loan and interest accrued thereon shall be repaid on the Term Loan Maturity Date, which payments shall be due on the first Business Day of each month. If the Term Loan Interest Rate changes or if prepayments on the Term Loan are made, the amount of the amortized payments will be recalculated so that remaining periodic payments under the Term Loan (including interest) shall be repaid in equal monthly installments from the date of such change or prepayment until the Term Loan Maturity Date. Any remaining outstanding principal amount of the Credit Extensions and any accrued and unpaid interest thereon and all other outstanding Obligations are due and payable in full on the Term Loan Maturity Date.

(c) Prepayment.

(i) Mandatory Prepayment Upon Acceleration. If repayment of the Term Loan is accelerated, Borrower shall immediately pay to Lenders an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (b) the Prepayment Fee, (c) the Closing Fee (less any portion of such Closing Fee already paid), and (d) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.

(ii) Voluntary Prepayment. Borrower shall have the option to prepay all, or any part, of the Term Loan, provided Borrower (i) delivers written notice to Administrative Agent of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal with respect to the Term Loan set forth in its notice, plus accrued and unpaid interest thereon, (b) the Prepayment Fee, (c) the Closing Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), and (d) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts; provided, that any such notice delivered in connection with any prepayment with the proceeds of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met.

1.3.    Payment of Interest on the Credit Extensions

(a) Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b) Credit Extensions. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at the Term Loan Interest Rate. Pursuant to the terms hereof, interest on each Credit Extension shall be paid in arrears on each Interest Payment Date.

(c) Default Interest. At Collateral Agent’s election (with respect to which written notice will be provided by Collateral Agent to Administrative Agent), upon the occurrence and during the continuation of an Event of Default, which election can be retroactive to the date of the Event of Default, and subject to the limitation in Section 13.3 herein, Obligations shall bear interest at five percent (5.00%) above the rate effective immediately before the Event of Default (the “Default Rate”). Without limiting the generality of the foregoing, upon the curing or waiver of any Event of Default, the interest applicable to the Obligations shall revert to the interest applicable immediately prior to the occurrence of such Event of Default. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at the Default

Rate. Payment or acceptance of the increased interest provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agents or Lender.

(d)Interest Rate Changes. Each change in the Term Loan Interest Rate shall be effective on the effective date of the change in the LIBOR Rate. Administrative Agent shall use its best efforts to give Borrower prompt notice of any such change; provided, however, that any failure by Administrative Agent to provide Borrower with notice hereunder shall not affect its right to make changes in the applicable interest rate.

(e) LIBOR Adjustment. Notwithstanding anything herein to the contrary, in the event Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Term Loan are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining loans at the LIBOR Rate or that reasonable means do not exist for ascertaining the LIBOR Rate, Administrative Agent will provide notice of such determination to Borrower (a “LIBOR Unavailability Notice”). In the event of any such determination, until Administrative Agent shall have advised Borrower that the circumstances giving rise to such notice no longer exist, interest on the Term Loan shall accrue by reference to the Term Loan Alternate Base Rate. Each determination by Administrative Agent under this Section 1.3(e) shall be conclusive absent manifest error.

1.4. Method of Payment. Unless otherwise approved by Administrative Agent, all payments to be made by Borrower under any of the Loan Documents shall be made by same day wire transfer to Administrative Agent for the benefit of Lenders in accordance with the wire transfer instructions as provided in writing by Administrative Agent, as may be updated in writing from time to time by Administrative Agent.

1.5.    Fees.

(a) Commitment Fee. Borrower paid $825,000 of the Commitment Fee at the closing of the Original Agreement, which fee was non-refundable and deemed fully earned on July 8, 2016.
Borrower shall pay the remaining $750,000 of the Commitment Fee on the Effective Date, which fee shall also be non-refundable, and deemed fully earned on the Effective Date. Lenders may deduct the remaining Commitment Fee from the Credit Extension made on the Effective Date.

(b) Prepayment Fee. Borrower shall pay the Prepayment Fee, if and when due hereunder.
(c) Lender Expenses. Borrower shall pay all heretofore unreimbursed Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of the Loan Documents) incurred through the Effective Date, and all Lender Expenses incurred thereafter, on demand. Lender may deduct the Lender Expenses from any Credit Extension.

(d) Origination Fee. Borrower has paid the Origination Fee, which fee is deemed fully earned, and which fee shall be used to offset Lender Expenses relating to diligence and other expenses (including attorneys’ fees and expenses) incurred prior to July 8, 2016.

(e) Closing Fee. Borrower shall pay 25% of the Closing Fee on July 8, 2017, and each anniversary thereafter until paid in full; provided however, that if the entire Term Loan is prepaid or if it becomes due and payable prior to the Term Loan Maturity Date, the entire Closing Fee (less any portion of the Closing Fee previously paid) shall be due and payable, and provided further, that if less than the entire Term Loan is prepaid, an amount of the Closing Fee (less any portion of the Closing Fee previously paid) equal to the percentage of the Term Loan being prepaid shall be due and payable. Notwithstanding the foregoing, in no event shall Borrower be required to pay in excess of $3,500,000 under this Section 1.5(e). Two Million Five Hundred Thousand Dollars ($2,500,000) of the Closing Fee shall be deemed fully earned on July 8, 2016, notwithstanding its receipt at a different time, and One Million Dollars ($1,000,000)

of the Closing Fee shall be deemed fully earned on the Effective Date notwithstanding its receipt at a different time.

1.6. Payments; Application of Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. California time on the date when due. Payments of principal and/or interest received after 12:00 p.m. California time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. The order and method of application of funds with respect to principal, interest and fees owed shall be made in the sole discretion of Collateral Agent, and Collateral Agent shall promptly advise Administrative Agent in writing thereof.

1.7. Promissory Notes. Notwithstanding anything to the contrary contained in this Agreement, Notes shall only be delivered to Collateral Agent on request. No failure of Agents or any Lender to request or obtain a Note evidencing the Credit Extensions to Borrower shall affect or in any manner impair the obligations of Borrower to pay the Credit Extensions (and all related Obligations) incurred by Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Loan Documents. At any time when Collateral Agent requests the delivery of a Note to evidence any of the Credit Extensions, Borrower shall promptly execute and deliver to Collateral Agent the requested Note in the appropriate amount or amounts to evidence such Credit Extensions.

1.8.    Reserved.

1.9. Pro Rata Treatment. Except as otherwise provided in this Agreement, Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations hereunder, Administrative Agent shall distribute such payment to Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) on a pro rata basis among the Lenders in accordance with their respective Pro Rata Percentage.

1.10. Ratable Sharing. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Bankruptcy Law, or by any other means (but excluding any sale or participation of its Loan to a Person other than Borrower or an Affiliate thereof, which shall be included), obtain payment (voluntary or involuntary) in respect of any principal of or interest on any Credit Extension as a result of which the unpaid principal portion of its Credit Extensions shall be proportionately less than the unpaid principal portion of the Credit Extensions of any other Lender, it shall (a) notify Administrative Agent of such fact and (b) be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Credit Extensions of such other Lender, so that the aggregate unpaid principal amount of the Credit Extensions and participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Credit Extensions then outstanding as the principal amount of its Credit Extensions prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Credit Extensions outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 1.10 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender holding a participation in the Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim or other event with respect to any and all moneys owing by the Loan Parties to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to Borrower in the amount of such participation.

1.11.    Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or Administrative Agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Borrower shall, or shall cause each of the Loan Parties to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Administrative Agent or a Lender shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Administrative Agent has not already been indemnified by any of the Loan Parties for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 1.11, Borrower shall, or shall cause the Loan Party to, deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times prescribed by applicable law, or as reasonably requested by Borrower or Administrative Agent such properly completed and executed documentation prescribed by applicable law or as reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent), whichever of the following is applicable:

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall deliver to Borrower and Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement whichever of the following is applicable:

i. in in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income”
article of such Tax treaty;

ii. executed originals of IRS Form W-8ECI;

iii. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit H-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of
Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC and
(B) the interest payments in question are not effectively connected with a
U.S. trade or business conducted by such Foreign Lender (a “U.S. Tax
Compliance Certificate”) and (y) executed originals of IRS Form W-
8BEN or W-8BEN-E; iv. to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; or

v. executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.

iii. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

g.    If Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.11 (including by the payment of additional amounts pursuant to this Section 1.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph g (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph g, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph g the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.

h.    Nothing contained in this Section 1.11 shall require any Lender (or any transferee or assignee) or Administrative Agent to make available any of its Tax Returns or any other information that it reasonably deems to be confidential or proprietary.

SECTION 2.    CONDITIONS OF CREDIT EXTENSIONS

2.1. Conditions Precedent to the Second Credit Extension. Each Lender’s obligation to make the Credit Extension on the Effective Date is subject to the condition precedent that Collateral Agent and Administrative Agent shall have received, in form and substance satisfactory to Collateral Agent and Administrative Agent, such documents, and evidence of completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to the Loan Documents, the Fee Letter and each Warrant;

(b) duly executed certificate from Borrower and any Joining Party’s secretary containing approved Borrowing Resolutions, current Certificate of Incorporation (or equivalent document), Bylaws and a good standing certificate from the jurisdiction of Borrower’s and any Joining Party’s formation as well as any state where they maintain a business presence;

(c) any other documentation Collateral Agent or Administrative Agent reasonably requests;
(d) a payoff letter for the Wells Fargo Indebtedness;

(e) all documentation and other information which Agents or Lenders reasonably request with respect to the Borrower in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including an IRS Form W-9 or applicable tax forms; and

(f) payment of the remaining Commitment Fee and Lender Expenses.

2.2.    Conditions Precedent to all Credit Extensions. Each Lender’s obligations to make each Credit Extension is also subject to the following conditions precedent: (a) timely receipt of a completed Notice of Borrowing;
(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Notice of Borrowing and on the Funding Date of each Credit Extension, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date; and

(c) in Collateral Agent’s reasonable discretion, there has not been any material impairment in the Collateral, general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations.

2.3. Covenant to Deliver. Borrower agrees to deliver to Lenders and the Agents each item required to be delivered to Lender or the respective Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender or the Agents of any such item shall not constitute a waiver by Lender or the Agents of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in the Lender’s sole discretion, subject to the consent of the Agents.

2.4. Procedure for the Borrowing of Credit Extensions. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, each Credit

Extension shall be made upon Borrower’s irrevocable written notice delivered to Administrative Agent in the form of a completed Notice of Borrowing executed by a Responsible Officer of Borrower or without instructions at the direction of Collateral Agent or the Required Lenders if the Credit Extensions are necessary to meet Obligations which have become due. Such Notice of Borrowing must be received by Administrative Agent prior to 12:00 p.m. California time at least three (3) Business Days prior to the requested Funding Date, provided that the Notice of Borrowing for the Credit Extension to be made on the Effective Date may be provided on the Effective Date. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of a Credit Extension and each Lender shall deliver to the Administrative Agent, by wire transfer in immediately available funds, no later than 12:00 pm California time on the Borrowing Date. Upon written confirmation from Lenders that the terms and conditions set forth in Section 2 have been satisfied and receipt of all Loan funds, Administrative Agent shall transfer such funds to the Borrower by wire transfer in immediately available funds to the account or accounts designated in writing to Administrative Agent by the Borrower (either in the Notice of Borrowing or in a separate flow of funds memorandum provided to Administrative Agent on or before the Funding Date or Effective Date, as applicable). No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension, until the related funds have been deposited in the account specified in the applicable Notice of Borrowing.

SECTION 3. CREATION OF SECURITY INTEREST

3.3.    Grant of Security Interest. Borrower hereby grants Collateral Agent, for the benefit of Collateral Agent and Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the benefit of Collateral Agent and Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Collateral Agent determines that the perfection of its security interest in any Collateral requires the recordation or filing of documentation other than a Financing Statement, Borrower shall promptly execute such additional documentation upon presentation. If Collateral Agent determines that the perfection of its security interest in any Collateral requires the possession or control of such Collateral, Borrower shall, subject to the Intercreditor Agreement and Section 3.3, promptly deliver such Collateral to Collateral Agent or enter into a control agreement satisfactory to the Collateral Agent to establish such control.

3.4. Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens described in Subsections (a) through (m) of the definition of Permitted Liens that may have superior priority to Collateral Agent’s Lien under this Agreement). If Borrower shall acquire a Commercial Tort Claim in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower of the general details thereof and upon request grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

3.5. Termination. If the Obligations (other than inchoate indemnity obligations) are satisfied in full and this Agreement is terminated, Collateral Agent’s Lien on the Collateral shall automatically terminate and all rights therein shall revert to each Loan Party and Collateral Agent shall, at such Loan Party’s sole cost and expense, execute such documentation and take such further action as may be reasonably necessary to evidence the termination contemplated by this Section 3.3. If at any time after such termination or Collateral Agent’s release of its security interest granted herein any Collateral or other property Lender receives in satisfaction of the Obligations is recovered, disgorged, set aside or otherwise avoided, or is subject to recovery, disgorgement, being set aside or avoided (whether through a formal court proceeding or otherwise) by or to Borrower, a bankruptcy trustee, a receiver or similar representative, then this Agreement and any other Loan Documents as Collateral Agent may elect shall be deemed revived, reinstated and in full force and effect as if the original termination did not occur, and Collateral Agent’s security interest and all other rights in the

Collateral shall be deemed in full force and effect until the full and final repayment of all Obligations (other than inchoate indemnity obligations).

Notwithstanding anything herein to the contrary, upon the consummation of any sale or other disposition by any Loan Party of any Collateral to a third party that is not a Loan Party in a transaction permitted under this Agreement or any other Loan Document, or upon the effectiveness in accordance with this Agreement of any written consent to the release of the security interest in any Collateral, the security interests in such Collateral shall be automatically released (but shall attach to the proceeds or products thereof) without further action by any party. In connection with any such release, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense and without recourse to or warranty by the Collateral Agent, all documents that such Loan Party shall reasonably request to evidence such release, including a UCC-3 to reflect such release.

3.6. Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate Collateral Agent’s and Lenders’ rights under the Code.

3.7. Release of IP Lien. Upon the occurrence of the IP Release Trigger, (a) the IP Security Agreement shall automatically terminate, and (b) Collateral Agent shall use commercially reasonable efforts to file applicable releases with the U.S. Patent and Trademark Office regarding Borrower's Intellectual Property, and Borrower agrees to reimburse Collateral Agent for Collateral Agent's reasonable costs and expenses (including attorneys' fees) related to such releases and filings and that such costs and expenses shall be Lender Expenses.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.3.    Due Organization, Authorization; Power and Authority; Enforceability.

(a) Borrower is and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their jurisdiction of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed and signed certificate entitled “Perfection Certificate” and collectively, the “Perfection Certificates.” Borrower represents and warrants to Lenders and Agents, as of the Effective Date, as of the date that each Compliance Certificate is to be delivered and as of the date each Compliance Certificate is delivered, that (i) Borrower and each Subsidiary’s exact legal name and address is as indicated in Section 4.1(a) of the Perfection Certificates; (ii) Borrower and each Subsidiary is an organization of the type and is organized in the jurisdiction set forth in Section 4.1(a) of the Perfection Certificates; (iii) Section 4.1(a) of Perfection Certificates accurately sets forth Borrower and each Subsidiary’s organizational identification number or accurately states that there is none; (iv) Section 4.1(a) of the Perfection Certificates accurately sets forth the names (formal and informal), jurisdiction of formation, organizational structure or type, and organizational number assigned by its jurisdiction that Borrower and each Subsidiary used for the past five (5) years; and (v) all other information set forth on the Perfection Certificates is accurate and complete (it being understood that (A) if any information contained in the Perfection Certificates changes after the Effective Date and if that information relates to a Subsection of this Section 4 which specifically allows for information in the Perfection Certificates to be updated after the Effective Date, Borrower shall, or Borrower shall cause its applicable Subsidiary to, update such information in Borrower’s next timely delivered Compliance Certificate, and (B) that any such update shall be effective only to update changes and not to correct errors). After the Effective Date, Borrower and its

Subsidiaries may update any information under Section 4.1(a) of the Perfection Certificates by delivery of a written notice to Collateral Agent.

(b) The execution, delivery and performance by Borrower and each other Loan Party of the Loan Documents to which they are a party have been duly authorized, and do not (i) conflict with Borrower’s or any Loan Party’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower or any Subsidiary is bound.

(c) This Agreement has been duly executed and delivered by Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4.    Collateral.

(a) Except as disclosed in the Perfection Certificates, Borrower has good title to, has rights in, and the power to Dispose of each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Pledged Accounts other than the Pledged Accounts (i) described in Section 4.2(a) of the Perfection Certificates (which may be amended to add or remove Pledged Accounts as provided by Section 4.1(a)(v)) delivered to Lenders and Collateral Agent in connection herewith, or (ii) of which Borrower has given Lenders and Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein (other than with respect to Excluded Accounts). Borrower’s Accounts and those of its Subsidiaries are bona fide, existing obligations of the Account Debtors.

(b) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in Section 4.2(b) of the Perfection Certificates, which may be amended to add or remove bailees as provided by Section 4.1(a)(v), above or as permitted pursuant to Section
6.3. None of the components of the Collateral shall be maintained at locations other than as provided in Section 4.2(b) and Schedule H of the Perfection Certificates, which may be amended to add or remove bailees and real property locations as provided by Section 4.1(a)(v), above or as permitted pursuant to Section 6.3.

(c) To the extent that Inventory exists, all Borrower’s and its Subsidiaries’ Inventory is in all material respects of good and marketable quality, free from defect (other than defects that do not prevent satisfaction of the standard requirements for delivery and acceptance of such Inventory and except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established).

(d) Section 4.2(d) of the Perfection Certificates lists all Intellectual Property of Borrower and its Subsidiaries (other than over-the-counter software and other non-customized mass market licenses that are commercially available to the public), and may be updated to add or remove Intellectual Property as provided by Section 4.1(a)(v), above. Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (i) non-exclusive licenses granted to its customers in the ordinary course of business, (ii) over-the-counter software and other non-customized mass market licenses that are commercially available to the public, and (iii) material Intellectual Property licensed to Borrower or its

Subsidiaries and noted on the Perfection Certificates. Except as specifically noted in Section 4.2(d) of the Perfection Certificates, each Loan Party has the full right and authority to Dispose of its Intellectual Property, and each of its Subsidiaries has the full right and authority to Dispose of its Intellectual Property. Except as specifically noted in Section 4.2(d) of the Perfection Certificates, each Patent and Trademark which Borrower or any of its Subsidiaries own or purport to own is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part. Neither Borrower nor any of its Subsidiaries is in breach of any agreement related to their Intellectual Property, and no claim has been made in writing that any part of such Intellectual Property violates the rights of any third party.

(e) Except as noted in Section 4.2(e) of the Perfection Certificates, neither Borrower nor any of its Subsidiaries are a party to, or bound by, any Restricted License. Section 4.2(e) of the Perfection Certificates may be updated as provided by Section 4.1(a)(v), above.

(f) Except as noted in Section 4.2(f) of the Perfection Certificates, Borrower’s ownership interests in the entities listed in Section 4.2(f) of the Perfection Certificates are uncertificated, and shall not be certificated unless Borrower and each of the entities listed in Section 4.2(f) of the Perfection Certificates comply with Section 6.12, below. Section 4.2(f) of the Perfection Certificates may be updated as provided by Section 4.1(a)(v), above.

4.5. Accounts. Upon the occurrence of an Event of Default that is continuing, Collateral Agent may notify any Account Debtor owing Borrower money of Collateral Agent’s security interest in such funds and verify the amount of such Account. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor.

4.6. Litigation; Governmental Action. Except as set forth in Section 4.4 of the Perfection Certificates (which may be updated as provided by Section 4.1(a)(v), above, to include claims asserted by Borrower), there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving (i) more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000), or (ii) fines, penalties or other sanctions by any Governmental Authority. Except as set forth in Section 4.4 of the Perfection Certificates (which may be updated as provided by Section 4.1(a)(v), above), there are no actions or proceedings pending by Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000). Except as set forth in Section 4.4 of the Perfection Certificates, there is no action or proceeding pending by or against Borrower or any of its Subsidiaries where Borrower or any Subsidiary has incurred in excess of Five Hundred Thousand Dollars ($500,000) in legal expenses, including without limitation, attorneys’ fees, for which Borrower has not been reimbursed by third party insurance (i.e., not self-insurance) within 60 days of Borrower’s written request for reimbursement.

4.7. Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders and Collateral Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations (other than, in the case of unaudited financial statements, the absence of footnotes and normal year-end adjustments) for the periods presented. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders and Collateral Agent. Except as set forth in Section 4.12 of the Perfection Certificates (as may be updated as provided by Section 4.1(a)(v), above), there are no loans to Borrower’s or any of its Subsidiaries’ employees or directors, and there are no loans from such employees and directors to Borrower or any of its Subsidiaries other than unreimbursed expenses occurring in the ordinary course of business.

4.8. Material Adverse Change; Solvency. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to Lenders and/or Collateral Agent (whether as required by this Agreement or otherwise provided). Borrower is, and Borrower and its Subsidiaries, on a consolidated basis, are, Solvent.

4.9. Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in liability in excess of Five Hundred Thousand Dollars ($500,000). None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

4.10.    Investments. Borrower and its Subsidiaries do not own any Equity Interests except for Permitted Investments.

4.11.    Tax Returns and Payments; Pension Contributions.

(a) Borrower and its Subsidiaries have timely filed all required Tax Returns and reports, and have timely paid (after giving effect to any duly filed extension) all foreign, federal, state and local Taxes due and payable and all assessments, deposits and contributions owed, in each case where such liability is in excess of $25,000. Borrower may, and may allow its Subsidiaries to, defer payment of any contested Taxes, provided that Borrower or its Subsidiaries, as applicable, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested Taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower's or its Subsidiaries’ prior tax years which could result in additional Taxes in excess of $25,000 becoming due and payable. Borrower and its Subsidiaries have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

(b) Neither Borrower nor any of its Subsidiaries ever has been, is, or, upon the consummation of the transactions contemplated hereby, by any other Loan Document or any related agreements, will be (i) a “passive foreign investment company” within the meaning of Section 1297 of the IRC or (ii) a “controlled foreign corporation” within the meaning of Section 957(a) of the IRC.
4.12. Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions (i) to refinance existing Indebtedness, (ii) as working capital and other corporate uses, and (iii) to fund its general business requirements and not for personal, family, household or agricultural purposes.

4.13. Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Lenders and Agents, or any of them, when taken as a whole, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders and Agents, or any of them, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lenders and Agents that projections and forecasts provided by Borrower or its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). All projections and forecasts Borrower or any Subsidiary provides to Lenders and Agents, or any of them, shall be provided in good faith and based on the most current information available to Borrower or such Subsidiary at the time of the delivery thereof to Lenders and Agents, or any of them.

4.14. Capitalization and Organization. As of the Effective Date, the capitalization of Borrower’s Subsidiaries is as set forth in Section 4.12(a) of the Perfection Certificate. Borrower’s organization structure is as set forth in Section 4.12(b) of the Perfection Certificate, which may be amended as provided by Section 4.1(a)(v).

4.15. Sanctioned Persons. None of Borrower or any of its Subsidiaries, and to Borrower’s knowledge, any of their directors, officers, agents, employees or Affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Borrower will not directly or indirectly use the proceeds of any Credit Extension or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.16.    Foreign Assets Control Regulations, Etc.

(a) Neither the borrowing of any Credit Extension by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224,
66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”), (iv) USA PATRIOT ACT, or (v) USA FREEDOM ACT. No part of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) No Loan Party (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c) Each of the Loan Parties and its Affiliates are in compliance, in all material respects, with the USA PATRIOT ACT and the USA FREEDOM ACT.

4.17. Definition of “knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

SECTION 5.	AFFIRMATIVE COVENANTS

Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 5:

5.3. Government Compliance. Borrower shall maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction which requires such qualification to be maintained, except that Borrower’s Subsidiaries may be dissolved, liquidated or merged with another Person to the extent permitted by Section

6.4. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject.

5.4. Financial Statements, Reports, Certificates. Borrower shall deliver the following items to Collateral Agent:

(a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month (other than (x) in the case of a month that is the end of one of Borrower’s fiscal quarters, which shall be no later than forty-five (45) days after the last day of such month, and (y) in the case of a month that is the end of one of Borrower’s fiscal years, which shall be no later than sixty (60) days after the last day of such month), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month setting forth in each case in comparative form to the figures for the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Collateral Agent (the “Monthly Financial Statements”);

(b) Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows covering Borrower’s consolidated operations for such quarter setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent (it being understood that financial statements satisfying the requirements of Form 10-Q are acceptable to Collateral Agent), with a statement of reconciliation to GAAP (the “Quarterly Financial Statements”);
(c) Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Collateral Agent (it being agreed that Deloitte & Touche LLP and any other public accounting firm of national standing is acceptable to Collateral Agent) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section (“Annual Audited Financial Statements”);

(d) Compliance Certificate. Concurrently with the delivery of the financial statements required under Section 5.2(a), a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such other information as Collateral Agent shall reasonably request;

(e) Operating Budget. As soon as available, but no later than sixty (60) days after the last day of Borrower’s fiscal year, a Board-approved operating budget for Borrower and its Subsidiaries (which shall include projected Revenue and net cash flows) prepared and adopted in good faith as to the then current calendar year (the “Budget”).

(f) Legal Action Notice. A prompt report (but in any event within five (5) Business Days after the service of process with respect thereto on Borrower or any of its Subsidiaries) of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in (i) damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more, (ii) fines, penalties or other sanctions by any Governmental Authority, or (iii) claims for injunctive or equitable relief;

(g) Intellectual Property Notice. On each Compliance Certificate required to be delivered under Section 5.2(d) concurrently with the financial statements required to be delivered under Section 5.2

(a) for the months of March, June, September and December, written notice of (i) any material change in the composition of Borrower’s or any of its Subsidiaries’ Intellectual Property, (ii) the registration of any copyright or trademark, or the filing of any patent, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered copyright, patent or trademark not shown in the Perfection Certificates, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property; and

(h) Other Information. Borrower’s budgets, sales projections, operating plan and other information within thirty (30) days following Agent’s written reasonable request therefor.

Notwithstanding the foregoing, documents required to be delivered pursuant to clauses (b) or (c) of this Section 5.2 shall be deemed to have been furnished to Collateral Agent on the date on which the Borrower files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto provided that Borrower emails Collateral Agent notice of the filing which notice contains a link to the applicable document(s).

5.5.    Notification of Noncompliance.

(a) Borrower shall notify Collateral Agent and Administrative Agent in writing within five (5) Business Days of having knowledge (i) that it is not in compliance with any of its obligations under any of the Loan Documents, or (ii) of the occurrence of any Event of Default.

(b) If any information contained in the Perfection Certificates changes after the Effective Date and if that information relates to a subsection of Section 4 which specifically allows for information in the Perfection Certificates to be updated after the Effective Date, Borrower shall update such information in Borrower’s next due Compliance Certificate, provided however, that updates related to Section 4.2(d) shall only be required to be delivered concurrently with the financial statements required to be delivered under Section 5.1(a) for the months of March, June, September and December.

(c) If any subsection of Section 4 is no longer true, accurate and complete and such subsection does not specifically authorize Borrower to update such subsection, Borrower shall indicate how such subsection is no longer true, accurate and complete in Borrower’s next due Compliance Certificate, provided however, that updates related to Section 4.2(d) shall only be required to be delivered concurrently with the financial statements required to be delivered under Section 5.1(a) for the months of March, June, September and December.

5.6. Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required Tax Returns and reports and timely pay, and cause each of its Subsidiaries to timely pay, all foreign, federal, state and all other Taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, in each case where such liability is in excess of $25,000, except for deferred payment of any Taxes contested pursuant to the terms of Section 4.9 hereof, and shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.7. Management Rights; Access to Collateral; Books and Records. Borrower’s officers, and key employees shall meet with Lenders or Collateral Agent and their representatives from time to time and upon reasonable notice and during normal business hours for the purpose of consulting with, rendering recommendations to the management of Borrower and its Subsidiaries or obtaining information regarding their operations, activities and prospects and expressing its views thereon. Borrower shall consider in good faith the recommendations of Lender and Collateral Agent in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Borrower, Subsidiary and their management. At reasonable times, on seven (7) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Collateral Agent or its agents, shall have the right to inspect the Collateral, to audit and copy Borrower’s Books, and to conduct field audits of Borrower and any Subsidiary. Such inspections and audits shall be conducted no more often than twice every twelve (12) months unless an Event of Default has occurred and is continuing, provided that an initial field audit may be conducted within the first forty-five (45) days following the Effective date without constituting one of the two annual audits. The foregoing inspections and audits shall be at Borrower’s expense.

5.8. Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent and shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy. All liability policies shall show, or have endorsements showing, Collateral Agent as an additional insured with a waiver of subrogation rights, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Collateral Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy. At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Administrative Agent on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons, Administrative Agent may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and either Administrative Agent or Collateral Agent may take any action under the policies as it deems prudent. Borrower shall have until ten (10) Business Days after the Effective Date to provide the endorsements required in this Section 5.6.

5.9. Pledged Accounts. Borrower’s and each Subsidiary’s Pledged Accounts (other than Excluded Accounts) shall at all times be subject to a Control Agreement in form and substance acceptable to Collateral Agent, provided however, that Borrower’s Pledged Account maintained at Bridge Bank, National Association and at Western Alliance Bank shall not be required to be subject to a Control Agreement as long as the aggregate balance in all such accounts does not exceed $100,000 for more than three (3) Business Days, it being agreed that once a Control Agreement is in place on any of those Pledged Accounts, there will be no limit on the balance in any Pledged Account subject to a Control Agreement.

5.10.    Protection and Registration of Intellectual Property Rights.

(a) Borrower shall: (i) as determined in Borrower’s reasonable business judgment to be necessary in the operation of its business, protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property that is material to its business or the business of any of its Subsidiaries; (ii) promptly advise Collateral Agent in writing of infringements of Borrower’s Intellectual Property of which Borrower has knowledge; and (iii) not allow any Intellectual Property material to Borrower’s business, in Borrower’s reasonable business judgment, to be abandoned, forfeited or dedicated to the public, except as permitted by this Agreement.

(b) Borrower shall cause each of its Subsidiaries to: (i) as determined in such Subsidiary’s reasonable business judgment to be necessary in the operation of its business, protect, defend and maintain the validity and enforceability of such Subsidiary’s Intellectual Property that is necessary in or material to its business or the business of Borrower; (ii) promptly advise Collateral Agent in writing of infringements of such Subsidiary’s Intellectual Property of which Borrower and such Subsidiary have knowledge; and (iii) not allow any Intellectual Property material to such Subsidiary’s business, is such Subsidiary’s reasonable business judgment, to be abandoned, forfeited or dedicated to the public, except as permitted by this Agreement.

(c) If Borrower or any of its Subsidiaries (i) obtain any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) apply for any Patent or the registration of any Trademark, then Borrower shall provide written notice thereof to Collateral Agent in accordance with Section 5.2(g).

(d) Borrower shall provide written notice to Collateral Agent on the Compliance Certificate next delivered after entering or becoming bound by any Restricted License (other than over- the-counter software and other non-customized mass market licenses that are commercially available to the public). Borrower shall take such steps as Collateral Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License (other than any Restricted License which is an Intellectual Property License) to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lenders’ and Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.11. Further Assurances. Borrower shall execute any further instruments and take further action as Collateral Agent reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

5.12. Creation/Acquisition of Subsidiaries. Borrower shall, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, within fifteen (15) days of such formation or acquisition (a) cause such new Subsidiary (except for any Foreign Subsidiary or Excluded Domestic Subsidiary (or any of their respective Subsidiaries)) to become a Joining Party under the Loan Documents and grant a continuing pledge and security interest in and to all the assets of such Subsidiary, as well as provide the appropriate financing statements, all in form and substance reasonably satisfactory to Collateral Agent (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), and (b) provide appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Collateral Agent, provided that only 65% of the total outstanding voting Equity Interests of any first tier Foreign Subsidiary or Excluded Domestic Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary or Excluded Domestic Subsidiary) shall be required to be pledged, and (c) notify the Administrative Agent in writing of such new Subsidiary and provide the Administrative Agent with all documentation and other information which Administrative Agent may reasonably request with respect to any new Subsidiary that becomes a Joining Party in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including an IRS Form W-9 or applicable tax forms. Borrower shall also procure the issuer’s agreement to follow Collateral Agent’s instructions regarding any Disposition of such securities, such agreement to be in form and substance satisfactory to Collateral Agent.

5.13.    Financial Covenants.

(a) At all times from the Effective Date to, and including March 31, 2018, Unrestricted Cash of the Loan Parties in Pledged Accounts subject to a Control Agreement must be at least Ten Million Dollars ($10,000,000).

(b) At all times from the Effective Date to, and including March 31, 2018, the amount of Consolidated Unrestricted Cash plus the value of Consolidated Receivables plus the value of Consolidated Inventory, when divided by aggregate amount of outstanding Credit Extensions, must equal or exceed 1.5, measured as of the last day of each calendar quarter, with such measurement and supporting data acceptable to Collateral Agent to be provided by Borrower to Collateral Agent within thirty (30) days of the end of such quarter.

(c) From April 1, 2018 and thereafter, the amount of Consolidated Unrestricted Cash plus the value of Consolidated Receivables plus the value of Consolidated Inventory, when divided by aggregate amount of outstanding Credit Extensions, must equal or exceed 1.75, measured as of the last day of each calendar quarter, with such measurement and supporting data acceptable to Collateral Agent to be provided by Borrower to Collateral Agent within thirty (30) days of the end of such quarter.

SECTION 6.    NEGATIVE COVENANTS

Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 6:

6.3. Dispositions; Negative Pledge. Borrower shall not Dispose, or permit any of its Subsidiaries to Dispose, of all or any part of its business or property, except for Dispositions (a) of Inventory in the ordinary course of business; (b) of worn-out, damaged or obsolete Equipment in the ordinary course of business for fair market value and leases or subleases of real property not useful in the conduct of the business of Borrower and its Subsidiaries; (c) in connection with Permitted Liens and Permitted Investments; (d) consisting of the Flextronics License Agreement (if it exists) and of non- exclusive licenses for the use of the property (including Intellectual Property) of Borrower or its Subsidiaries in the ordinary course of business; (e) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents; (f) without recourse of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) resulting in (i) the lapse of registered Patents, Trademarks and Copyrights property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Patents, Trademarks, Copyrights, or other Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to Copyrights, such Copyrights are not material revenue generating Copyrights, and (B) such lapse is not materially adverse to the interests of the Lenders; (h) the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement; (i) of assets (i) from Borrower or any of its Subsidiaries to a Loan Party, and (ii) from any Subsidiary of Borrower that is not a Loan Party to any other Subsidiary of Borrower; (j) dispositions of assets constituting Equipment sold to Flextronics so long as: (i) it is maintained at one of Flextronics’ facilities located in Mexico or the People’s Republic of China, (ii) such Equipment is re-acquired by Borrower within 30 days after its arrival at the relevant facility, (iii) at the time of any such disposition of such Equipment and immediately after giving effect to the same, Borrower shall be in compliance with the covenants set forth in Section 5.11, and (iv) the amount of Equipment sold to and not yet repurchased from Flextronics shall not exceed $1,000,000; and (k) of property (other than Accounts, Inventory, Equity Interests of Subsidiaries of Borrower) not otherwise permitted in clauses (a) through (i) so long as made at fair market value and the aggregate fair market value of all assets disposed of in a fiscal year (including the proposed disposition) would not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate. Other than Permitted Liens, Borrower shall not, nor shall Borrower permit any Subsidiary to, grant a security interest in, otherwise pledge or allow any Lien on any assets other than in favor of Collateral Agent. Notwithstanding the foregoing, without Collateral Agent’s prior written consent, Borrower shall not pledge or allow any Liens on its Intellectual Property or the Intellectual Property of any Subsidiary other than Permitted Liens.

6.4. Changes in Business and Ownership. Borrower shall not (a) engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; provided, that the foregoing shall not prevent Borrower and its Subsidiaries from discontinuing any line of business if in the reasonable business and commercial judgment of the officers of Borrower, it is no longer desirable to be engaged in such business, and if such discontinuation does not adversely affect the Lenders in any material respect; (b) liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries that (x) are not Loan Parties or (y) whose assets are transferred to Borrower or another Loan Party at the time of such liquidation or dissolution); or (c) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than fifty percent (50%) of the voting Equity Interests of Borrower immediately after giving effect to such transaction or related series of such transactions.

6.5. Business and Collateral Locations. Borrower shall not, or permit any Subsidiary to, without at least ten (10) days prior written notice to Collateral Agent: (a) change its jurisdiction of organization, (b) change its organizational structure or type, (c) change its legal name, or (d) change any organizational number (if any) assigned by its jurisdiction of organization. Borrower shall not, or permit any Loan Party to keep its and their Inventory, to the extent located within the United States, at any location other than the Flextronics Facility and the locations identified in the Perfection Certificates, in each case subject to a bailee agreement in form and substance satisfactory to Collateral Agent; provided, that (A) Borrower and the other Loan Parties may keep up to $5,000,000 of Inventory in the aggregate at any time at other locations located within the United States; provided that no more than $50,000 of such Inventory in the aggregate may be kept at any individual location; (B) up to $3,000,000 of Inventory may be transferred by Borrower to an international Flextronics location or to an Expeditors International Pty Ltd. location for the sale of such Inventory by a Subsidiary of Borrower organized outside of the United States in the ordinary course of business; and (C) Borrower may maintain (1) (x) test equipment, (y) up to
$3,000,000 at any one time of raw materials and (z) other Equipment, in each case in transit from Borrower’s suppliers to the Flextronics Facility and (2) test equipment and other Equipment disposed of in accordance with Section 6.1(j) at any Flextronics facility in Mexico or the People’s Republic of China.

6.6. Mergers or Acquisitions. Without the prior written consent of Collateral Agent, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into Borrower or another Subsidiary, provided that in the case of a merger or consolidation involving a Loan Party, the surviving Person shall be a Loan Party.

6.7.    Indebtedness. Borrower shall not create, incur, assume, or be liable for any
Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.8. Encumbrance. Except for Permitted Liens, Borrower shall not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so. Except for Permitted Liens, Borrower shall not permit any Collateral not to be subject to the first priority security interest granted herein.

6.9.    Distributions; Investments. Borrower shall not, nor shall it permit any Subsidiary to (a) directly or indirectly make any Investment other than Permitted Investments; or (b) pay any dividends or make any distribution or payment on or in respect of its Equity Interests, or redeem, retire or repurchase any Equity Interests (or any securities or instruments convertible into or exercisable for, or other rights to acquire, directly or indirectly, Equity Interests) (each a “Restricted Payment”) from the holders thereof, provided however, that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower and any of its Subsidiaries may make payment of cash not to exceed an aggregate of Fifty Thousand Dollars ($50,000) in lieu of the issuance of fractional shares upon (x) exercise of options or warrants, or (y) the conversion or exchange of such Person’s Equity Interests; (iii) each Loan Party may pay dividends solely in Equity Interests of such Loan Party; (iv) Borrower may repurchase the Equity Interests of Borrower of employees, former employees, officers, former officers, directors, former directors, or consultants of Borrower or any Subsidiary (or any spouses, ex-spouses, or estates of any of the foregoing) at the original sales price pursuant to Board-approved repurchase agreements, in an aggregate amount for all such repurchases, plus the amount of Indebtedness outstanding under clause (o) of the definition of Permitted Indebtedness, not to exceed Two Hundred Fifty Thousand Dollars ($250,000), so long as no Default or Event of Default has occurred and is continuing at the time of any such repurchase and would not exist immediately after giving effect to any such repurchase; (v) Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Equity Interests of Borrower held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Borrower; (vi) (A) each Subsidiary may make Restricted Payments to any Loan Party; and (B) any non-wholly owned Subsidiary may make a Restricted Payment ratably to all Persons that own an Equity Interest in such non-wholly owned Subsidiary; and (vii) so long as it constitutes a non-cash transaction, Borrower may make repurchases of Equity Interests deemed to occur (i) upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options, and (ii) upon the withholding of a portion of the Equity Interests granted or awarded to an employees, former employees, officers, former officers, directors, former directors, or consultants of Borrower (or any spouse, ex- spouse, or estate of any of the foregoing) payable by such Person upon such grant or award (or vesting thereof).

6.10. Transactions with Affiliates. Borrower shall not, nor shall it permit any Subsidiary to directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions permitted pursuant to the terms of Section 6.4 hereof, (c) transactions permitted by Section 6.7(a), Section 6.9 and Permitted Intercompany Advances; (d) equity financings permitted pursuant to the terms of Section 6.2 hereof; (e) unsecured debt financings from Borrower's investors so long as all such Indebtedness is Subordinated Debt; (f) so long as it has been approved by Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law and in the ordinary course of business, any indemnity provided for the benefit of directors (or comparable managers) of Borrower or its applicable Subsidiary; (g) employment agreements, employee benefit plans, officer or director indemnification agreements or any similar arrangements entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business; and (h) the payment for Goods by Borrower to any Subsidiary (direct or indirect) in the ordinary course of business.

6.11. Subordinated Debt. Borrower shall not, nor shall it permit any Subsidiary to (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders without Collateral Agent’s prior written consent.
6.12. Compliance. Borrower shall not, nor shall it permit any Subsidiary to become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a “Reportable Event” or “Prohibited Transaction,” as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.13. Publicity. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Collateral Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Collateral Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Effective Date.

6.14. Uncertificated Securities. Borrower shall not allow any Collateral consisting of uncertificated securities to be certificated without the prompt execution of a Pledge Agreement satisfactory to Collateral Agent which is signed by Borrower and the issuer of the securities.

6.15. Additional Restrictions. Without Collateral Agent’s prior written consent, after the Effective Date, Borrower shall not amend, whether formally or informally, the Flextronics Pledge Agreement, the Flextronics Security Agreement, the Flextronics MSA or the Flextronics Logistics Agreement. Without Collateral Agent’s prior written consent, Borrower shall not enter into the Flextronics License Agreement, and once entered, Borrower shall not amend, whether formally or informally, the Flextronics License Agreement.

SECTION 7.    EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this
Agreement:

7.3.    Payment Default. Borrower fails to make any payment as required under the
Agreement or any of the other Loan Documents;

7.4.    Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 5.2(d), 5.3, 5.4, 5.7 or 5.11 or violates any covenant in Section 6; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply to covenants set forth in clause (a) above, Section 7.1, Section 7.3 or Section
7.6.

7.5.    Material Adverse Change. A Material Adverse Change has occurred;

7.6.    Attachment; Levy; Restraint on Business.

(a) The service of process seeking to attach, by trustee or similar process, funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or a notice of lien or levy is filed against Borrower’s (or a Subsidiary’s) assets by any government agency, in each case in excess of Two Hundred Fifty Thousand Dollars ($250,000), and are not within ten (10) days after the occurrence thereof, removed or rescinded; or

(b) Borrower’s (or a Subsidiary’s) assets with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) are attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

7.7. Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within sixty (60) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

7.8. Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, any breach or default, whether or not declared but after taking into account any applicable cure period provided in such agreement, involving Indebtedness in an amount individually or in the aggregate in excess of Seven Hundred Fifty Thousand Dollars ($750,000);

7.9. Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions shall be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

7.10. Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lenders or Agents, or to induce Lenders or Agents to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or deemed made; or

7.11. Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than pursuant to its terms), any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or, except as otherwise provided herein, the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

SECTION 8.    COLLATERAL AGENT’S RIGHTS AND REMEDIES

8.3.    Rights and Remedies. While an Event of Default occurs and continues Collateral
Agent may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations are immediately due and payable without any action by Collateral Agent);

(b) stop processing any advances of money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and any Lender without creating any liability on behalf of Collateral Agent or any Lender;

(c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates. Collateral Agent or its designees may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent and its designees a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(e) apply to the Obligations any amount held by Lenders and Agents, or any of them, owing to or for the credit of Borrower;

(f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Collateral Agent is hereby granted a non-exclusive, sub-licensable, royalty- free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent’s benefit;

(g) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h) demand and receive possession of Borrower’s Books; and

(i) exercise all rights and remedies available to Lenders or Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Collateral Agent shall notify Administrative Agent in writing upon undertaking any of the foregoing rights and remedies.

8.4. Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent and Administrative Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) make any Disposition of the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder. Agents’ foregoing appointment as Borrower’s attorney in fact, and all of Lender’s and Agents’ rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Credit Extensions terminates.

8.5. Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agents may obtain such insurance or make such payment, and all amounts so paid by Lenders or Agents are Lender Expenses and immediately due and payable, bearing interest at the Default Rate if not paid when due, and secured by the Collateral. No payments by Agents or Lenders are deemed an agreement to make similar payments in the future or Agents’ or Lender’s waiver of any Event of Default.

8.6. Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agents may apply any funds in their possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Collateral Agent shall determine in its sole discretion, and Collateral Agent shall promptly advise Administrative Agent in writing thereof. Any surplus shall be paid to Borrower or other Persons legally entitled thereto. Borrower shall remain liable to Lenders for any deficiency. If Collateral Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Administrative Agent of cash therefor.

8.7. Liability for Collateral. So long as Collateral Agent complies with reasonable lending practices regarding the safekeeping of the Collateral in Collateral Agent’s or Lender’s possession or under their control, neither Collateral Agent nor Lender shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.8. No Waiver; Remedies Cumulative. Agents’ or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agents or Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agents’ and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agents and Lenders have all rights and remedies provided under the Code, by law, or in equity. Agents’ or Lenders’ exercise of one right or remedy is not an election and shall not preclude either from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agents’ or Lenders’ waiver of any Event of Default is not a continuing waiver. Agents’ or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

8.9. Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agents and Lenders, or any of them, on which Borrower is liable, except when any such notice, demand or any other of the foregoing actions are specifically provided for in this Agreement.

8.10. No Marshaling or Related Rights. Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or Lenders to: (i) proceed against any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent or Lenders under this Agreement) to benefit from, or to participate in, any security for the Obligations as a result of any payment made with respect to the Obligations in connection with this Agreement or otherwise. If any payment is made to Borrower in contravention of this Section 8.8, Borrower shall hold such payment in trust for Collateral Agent and such payment shall be promptly delivered to Administrative Agent for application to the Obligations, whether matured or unmatured.

SECTION 9. RESERVED

SECTION 10. NOTICES

Notices and other communications provided for herein or any of the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or email, as follows:

(i)    if to Borrower, to it at 1420 N. McDowell Blvd., Petaluma, California 94954, Attention: Chief Financial Officer, Director of Legal Affairs (Fax No. 707-795-5835), (email: ksennesael@enphaseenergy.com and legal@enphaseenergy.com);

(ii)    if to Administrative Agent, to it at 225 W. Washington St., 21st Floor, Chicago, IL 60606, Attention: Attn: Ryan Warren and Legal Department (Fax No. (312) 376-0751), email: ryan.warren@cortlandglobal.com and legal@cortlandglobal.com: with a copy to, Holland & Knight LLP, 131 South Dearborn Street, 30th Floor, Chicago, Illinois 60602, Attention: Joshua Spencer, (Phone No. 312-715-5709), email: joshua.spencer@hklaw.com

(iii) if to Collateral Agent, to it at 2951 28th Street, Suite 1000, Santa Monica, CA
90405, Attention: Todd Jaquez-Fissori (email: todd.fissori@tennenbaumcapital.com), with a copy to asher.finci@tennenbaumcapital.com);

(iv) if to any Lender, the address listed on its signature page to this Agreement, or such other address provided in writing to Borrower and Agents from time to time after the Effective Date.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10. All reports and other information required under Section 5.2 shall be delivered by Borrower by email, but if email is unavailable, then by fax.

SECTION 11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

11.1    Governing Law. California law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrowers in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

11.2    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENTS AND EACH LENDER WAIVE THEIR RIGHT TO

A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.3    Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.

11.4    Scope of Authority. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

SECTION 12. AGENT PROVISIONS

12.1    Appointment. Each Lender hereby irrevocably appoints Administrative Agent and Collateral Agent its agent and authorizes Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents and the Fee Letter, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, (ii) the Intercreditor Agreement and (iii) any other subordination agreement with respect to any junior or Subordinated Indebtedness.

12.2    Dual Capacities. Each Person serving as the Administrative Agent and/or the Collateral Agent hereunder which is also a Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an agent, and each such Person and its Affiliates may provide debt financing, equity capital or other services (including financial advisory services) to any of the Loan Parties (or any Person engaged in similar business as that engaged in by any of the Loan Parties) as if such Person was not performing the duties specified herein, and may accept fees and other consideration from any of the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.3    Limitation of Liability.

(a)    No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent and/or Collateral Agent or any of its Affiliates or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7) or in the absence of its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. No Agent or Lender shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent or such Lender by Borrower, a Joining Party or a Lender, and no Agent or any Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or such Lender. Notwithstanding anything to the contrary contained in this Agreement, each Agent shall not be required to take any action that is in its opinion contrary to applicable law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees, or directors to personal liability.

(b)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)    Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to their Affiliates and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.4 Assignment. Any Agent may resign at any time by notifying Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be a bank with an office in California or New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Borrower shall pay the reasonable fees of a successor Agent. If no successor Agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable by the date 30 days following such Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent. After Agent’s resignation hereunder, the provisions of this Section 12 and Section 13.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

12.5 Exculpation. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

12.6    Authorization. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into any of the Security Documents or other Loan Document as secured party and to be Collateral Agent for and representative of Lenders thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document or Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 13.7, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other Disposition of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any Joining Party from the Joinder if all of the Equity Interests of such Joining Party are sold or otherwise Disposed of to any Person (other than an Affiliate of a Loan Party) pursuant to a sale or other Disposition permitted hereunder or to which Required Lenders have otherwise consented, or (c) subordinate the Liens of Collateral Agent, on behalf of Lenders, to any Permitted Liens or (d) release all Liens in accordance with Section 3.3. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agents and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Security Document, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Notwithstanding anything to the contrary herein, each Agent shall be permitted to take any action it is authorized to take under any Loan Document.

12.7    Bankruptcy. In case of the pendency of any case or proceeding under any applicable Bankruptcy Law or any other judicial proceeding relative to any Loan Party, Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Collateral Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing or unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their respective agents and counsel and all other amounts due Lenders and Agents under Section 1.5, Section 5.3 and Section 13.2) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of any Agent and its agents and counsel, and any other amounts due such Agent;

(b) to consent to, accept or adopt on behalf of any Lender any plan of reorganization, adjustment or composition affecting the Obligations or the rights of any Lender; and
(c)    to vote in respect of the claim of any Lender in any Insolvency Proceeding.

SECTION 13. GENERAL PROVISIONS

13.1    Successors and Assigns.

(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, Agents or Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

(b)    No Lender shall make any Disposition of any or all of its interests, rights or obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Loan at the time owing to it) without the prior written consent of Collateral Agent, which consent may be provided or withheld in Collateral Agent’s sole discretion. Any approved assignment shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loan), the parties to such assignment shall execute and deliver to

Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in the case of concurrent assignments to Persons that, after giving effect to such assignments, will be Related Funds), a signed joinder to the Fee Letter whereby assignee agrees to be subject to the Fee Letter, and the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (d) of this Section 13.1, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 1.8, Section 1.11 and Section 13.2).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balance of its Loan, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes each Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)    Administrative Agent shall maintain at its principal executive offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Term Loan Commitment of, and principal amount (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent manifest error, Borrower, Agents and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Agents, Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of Collateral Agent to such assignment and any applicable tax forms, Administrative Agent shall accept such Assignment and Acceptance.

(f)    If a Lender is allowed to and proceeds with selling a participation of all or part of its rights and obligations under this Agreement, such Lender shall, acting solely for this purpose as an agent of Borrower and Administrative Agent, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)    Any Lender or participant may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 13.1, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure of information designated by Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to Lenders pursuant to Section 13.1.

(h)    No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of Agents, and any attempted assignment without such consent shall be null and void.

13.2 Indemnity.

(a)    Each Loan Party agrees, jointly and severally, to indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever incurred by or asserted against any Indemnitee arising out of, in anyway connected with, or as a result of (i) the execution, delivery, enforcement or administration of this Agreement, the Fee Letter or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby (including any syndication of the Loan), (ii) the use of the proceeds of the Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding), whether or not any Indemnitee is a party thereto or the plaintiff or defendant thereunder (and regardless of whether such matter is initiated by a third party, a Lender, Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged Environmental Liability related in any way to any Loan Party, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The obligations in this Section 13.2 shall survive payment of all other Obligations and payment under the Fee Letter. At the election of any Indemnitee, Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of

Borrower. All amounts owing under this Section 13.2 shall be paid within thirty (30) days after written demand.

(b)    To the extent that Borrower or any Joining Party fails to pay any amount required to be paid by them under Section 13.2(a) to the Administrative Agent or the Collateral Agent, each Lender severally agrees to pay to the applicable Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(c)    To the extent permitted by applicable law, neither Borrower nor any Joining Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(d)    The provisions of this Section 13.2 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the expiration of the Term Loan Commitment, the invalidity or unenforceability of any term or provision of this Agreement, the Fee Letter or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 13.2 shall be payable on written demand therefor.

13.3 Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts that are treated as interest on such loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender holding such loans in accordance with applicable law, the rate of interest payable in respect of such loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such loans but were not payable as a result of the operation of this Section 13.3 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be adjusted (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by such Lender.

13.4    Time of Essence. Time is of the essence for the performance of all Obligations in this
Agreement.
13.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.6 Correction of Loan Documents. Either Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as such Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, Lenders and Borrower.

13.7    Waivers and Amendments.

(a)    No failure or delay of Administrative Agent, Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent, Collateral Agent and Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders with reasonable prior written notice provided to the Administrative Agent; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (other than any waiver of any increase in the interest rate applicable to the Loan as a result of the occurrence of an Event of Default), (ii) increase or extend the Term Loan Commitment or decrease or extend the date for payment of any fees of any Lender under Section 1.5 without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section 13.7 or release any Joining Party (other than in connection with the sale or other disposition of such Joining Party in a transaction expressly permitted hereunder or all or substantially all of the Collateral), without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent or Collateral Agent hereunder or under any other Loan Document without the prior written consent of Administrative Agent or Collateral Agent, as applicable.

13.8 Integration. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements, including any and all Lender’s summary of terms presented to Borrower.

13.9 Counterparts. This Agreement may be executed by facsimile or PDF, and in in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.10 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 1.8 to indemnify Agents and Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run. Upon such payment as described in the immediately preceding sentence, this Agreement and the other Loan Documents shall terminate and shall be of no further force and effect, provided however, that Section 1.5(c), Section 3.3, Section 9, Section 11, and Section 13 of this Agreement, and all indemnities in favor of Lenders or Agents contained in any of the Loan Documents shall survive such termination subject to the applicable statutes of limitations.

13.11 Confidentiality. In handling any Confidential Information of Borrower, Agents and Lenders shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Agents’ or a Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 13.11); (c) as required by law, regulation, subpoena, or other order; (d) to Agents’ or a Lender’s regulators or as otherwise required in connection with Agents’ or a Lender’s examination or audit; (e) as any Agent or a Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of any Agent or Lender so long as such service providers have executed a confidentiality agreement with terms no less restrictive than those contained herein. Confidential Information does not include information that is: (i) in the public domain or in any Agent’s or Lender’s possession when disclosed to any Agent or Lender, or becomes part of the public domain after disclosure to any Agent or Lender (in each case, through no fault of any Agent or Lender); (ii) disclosed to any Agent or Lender by a third party if such Agent or Lender does not know that the third party is prohibited from disclosing the information; or (iii) that any Agent or Lender develops independently.

13.12 Right of Set Off. Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a Lender subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.13 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.14 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.15 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

13.16 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

13.17 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.18    Patriot Act/Freedom Act. Lender hereby notifies Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act and USA FREEDOM Act, it is required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Lender to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act and the USA FREEDOM Act.

SECTION 14. DEFINITIONS

14.1 Definitions. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Accommodation Conditions” means the occurrence to Collateral Agent’s satisfaction of the following: (a) no Event of Default has occurred and is continuing, (b) Consolidated Operating Income for calendar year 2017 measured as of December 31 2017, is at least Fifteen Million Dollars ($15,000,000), with evidence reasonably satisfactory thereof having been provided to Collateral Agent not later than January 31, 2018, (c) Consolidated Operating Income on a trailing twelve consecutive month basis measured as of the last day of each month following December 31, 2017, is at least Fifteen Million Dollars ($15,000,000), with evidence reasonably satisfactory thereof having been provided to Collateral Agent not later than the last day of each following month. Collateral Agent shall promptly notify Administrative Agent in writing upon any change in the Accommodation Conditions.

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” is defined in the preamble.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit G, or such other form as may be supplied from time to time by Administrative Agent.

“Affiliate” means, with respect to any Person, each other Person that owns 10% or more of or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agents” mean, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” is defined in the preamble.

“Annual Audited Financial Statements” is defined in Section 5.2(c).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and a permitted assignee, in the form of Exhibit F or such other form as shall be approved by Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code or any other foreign, federal or state bankruptcy, insolvency, receivership, creditors’ rights or similar law.

“Board” means Borrower’s board of directors. “Borrower” is defined in the preamble.
“Borrower’s Books” mean all Borrower and each of its Subsidiary’s books and records including ledgers, federal and state Tax Returns, records regarding their assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” mean, with respect to any Person, those resolutions adopted by such Person’s board of directors and delivered by such Person to Administrative Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary or other authorized officer on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agents and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to them a further certificate canceling or amending such prior certificate.

“Budget” is defined in Section 5.2(e).

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close; provided, however, that, when used with reference to a Loan at LIBOR Rate (including the making, continuing, prepaying or repaying of such Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

“Cash” or “Cash Equivalents” means (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, and (c) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.

“Closing Fee” means Three Million Five Hundred Thousand Dollars ($3,500,000).

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Agent” is defined in the preamble.

“Comerica Account” means that certain deposit account maintained by Borrower with Comerica Bank, account number 1894409612 as long as such account shall at no time contain more than US $60,000.

“Commitment Fee” means One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000).

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” means, subject to the exclusions provided in Section 13.11, information that is generally not available to the public and either (i) is marked as confidential at the time disclosed, or (ii) should under the circumstances be reasonably expected to be confidential.

“Consolidated Inventory” means Inventory of Borrower and its Subsidiaries, on a consolidated basis, in all cases being in good, saleable condition, undamaged, unused and not having been held for more than ninety (90) days.

“Consolidated Operating Income” means the aggregate Operating Income of Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Receivables” means Accounts which arise in the ordinary course of Borrower’s and its Subsidiaries’ business on a consolidated basis. Collateral Agent reserves the right at any time and from time to time after the Effective Date upon notice to Borrower, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Without limiting the fact that the determination of which Accounts are to be included as Consolidated Receivables as a matter of Collateral Agent’s good faith judgment, the following are the minimum requirements for an Account to be a Consolidated Receivable. Unless Collateral Agent agrees otherwise in writing, Consolidated Receivables shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower and/or the applicable Subsidiary has assigned its payment rights to Collateral Agent and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(e) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(f) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(g) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts) unless, in each case, non-offset letters satisfactory to Collateral Agent are provided;

(h) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(i) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(j) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Collateral Agent, Borrower and/or its Subsidiaries, as applicable, and the Account Debtor have entered into an agreement acceptable to Collateral Agent in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower and/or its Subsidiaries, as applicable (sometimes called “bill and hold” accounts);

(k) Accounts for which the Account Debtor has not been invoiced;

(l) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(m) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days;

(n) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(o) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(p) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(q) Accounts for which Collateral Agent in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices; and

(r) other Accounts Collateral Agent deems ineligible in the exercise of its good faith business judgment.

“Consolidated Revenue” means the aggregate Revenue for Borrower and i Subsidiaries on a consolidated basis.
“Consolidated Unrestricted Cash” means the aggregate Unrestricted Cash for Borrower and its Subsidiaries on a consolidated basis.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement in form and substance satisfactory to Collateral Agent which is entered into among Borrower, Collateral Agent and the depository institution or intermediary at which Borrower maintains a Pledged Account, pursuant to which Collateral Agent obtains control (within the meaning of the Code) over such Pledged Account. For the purposes of any Pledged Account maintained outside of the United States, a debenture, in form and substance satisfactory to Collateral Agent shall be used in place of and shall constitute a “Control Agreement.” If an agreement of a different character than a Control Agreement or debenture is needed to perfect or charge a Pledged Account located outside of the United States, such agreement shall constitute a “Control Agreement.”

“Copyrights” mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” means any advance of funds under the Term Loan, or any other extension of credit by a Lender for Borrower’s benefit.

“Default Rate” is defined in Section 1.3(c).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disposition” means with respect to any property, any sale, lease, sublease, sale and leaseback, assignment, participation, pledge, grant of security interest, conveyance, transfer, license or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Effective Date” is defined in the preamble.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, convertible debt or other right entitling the holder thereof to purchase or otherwiseacquire any such equity interest, provided that in the case of any convertible debt, such convertible debt shall be required to be Subordinated Debt.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) any Deposit Accounts exclusively established to cash collateralize letters of credit permitted by the Agreement, (b) Deposit Accounts exclusively established to cash collateralize business credit card programs, not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate, (c) the HSBC Australia Account, (d) the HSBC US Account, (e) the Comerica Account, and (f) a single Payroll Account but only to the extent that no more than one month’s payroll may be on deposit at any given time.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary of Borrower that is treated as a disregarded entity for United States purposes and substantially all of the assets of which consist of equity and/or debt of one or more Foreign Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (c) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 1.11(f), except in each case to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 1.11 and (d) U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Fee Letter” means that certain Fee Letter, dated the date hereof, by and between the Administrative Agent and the Borrower.

“Flextronics” means Flextronics International Ltd., an entity incorporated in the Republic of Singapore.

“Flextronics America, LLC” means Flextronics America, Inc..

“Flextronics Facility” means that certain facility owned and operated by Flextronics America LLC, located at 847 Gibraltar Drive, Milpitas, California 95035.

“Flextronics Industrial Ltd.” means Flextronics Industrial Ltd. (together with all its Subsidiaries and Affiliates that manufacture or supply goods, inventory and/or services under the Flextronics MSA to or for the benefit of Borrower and its Subsidiaries.

“Flextronics IP Security Agreement” means that certain Intellectual Property Security Agreement dated as of December 27, 2016 by and between Flextronics and Borrower, as may be amended in accordance with Section 6.13.

“Flextronics License Agreement” means subject to Collateral Agent’s prior written consent, which consent may be withheld in Collateral Agent’s sole discretion, that certain Master License Agreement to be entered into between Flextronics Industrial Ltd. and Borrower pursuant to which Borrower grants Flextronics, Flextronics America, LLC or any of their Affiliates any right to sell, market or otherwise distribute any Goods, as such agreement may be amended in accordance with Section 6.13.

“Flextronics Logistics Agreement” means that certain Flextronics Logistics Services Agreement dated as of May 1, 2009, as may be amended in accordance with Section 6.13.

“Flextronics MSA” means the Manufacturing Services Agreement entered into between Borrower and Flextronics Industrial Ltd. on March 1, 2009, as may be amended in accordance with Section 6.13.

“Flextronics Pledge Agreement” means that certain Pledge Agreement dated as of December
27, 2016, by and between Flextronics Industrial Ltd and Borrower, as may be amended in accordance with Section 6.13.

“Flextronics Security Agreement” means that certain Security Agreement dated as of December
27, 2016, by and between Flextronics Industrial Ltd and Borrower, as may be amended in accordance with Section 6.13.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.

“Funding Date” means any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles for the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. Notwithstanding the foregoing, operating and capital leases will be treated in a manner consistent with their treatment under GAAP as in effect on the Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“HSBC Australia Account” means that certain deposit account maintained by Borrower with HSBC Australia, account number 011-510559-001 as long as such account shall at no time contain more than US $1,000,000 for a period of ten (10) consecutive Business Days.

“HSBC US Account” means that certain deposit account maintained by Borrower with HSBC in the United States, account number 267098600 as long as such account shall at no time contain more than US $35,000.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” means indebtedness of any nature.

“Indemnitee” is defined in Section 13.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with regard to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to it;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Intellectual Property Licenses” means any licenses or other similar rights in or with respect to Intellectual Property.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of December 27, 2016, between Collateral Agent, Wells Fargo Bank and Flextronics America LLC, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Effective Date, executed and delivered by Borrower, each of its Subsidiaries, and Collateral Agent, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Interest Only Period” means the period of time beginning on July 8, 2016 and continuing through and including February 28, 2018, provided however, that the Interest Only Period shall be extended on a month to month basis as long as the Accommodation Conditions remain satisfied, not to extend beyond February 28, 2019. For the avoidance of doubt, once the Accommodation Conditions are not satisfied, the Interest Only Period will no longer be extended.

“Interest Payment Date” means the first Business Day of each month after the Effective Date.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any stocks, bonds, notes, debentures or other obligations or securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Borrower or any Subsidiary of Borrower from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment and after giving effect to any return of capital, repayment or dividends or distributions in respect thereof received in cash with respect to such Investment.

“IP Release Trigger” means Collateral Agent has confirmed its receipt of evidence, satisfactory to Collateral Agent, that (a) the Flextronics License Agreement (it is exists), the Flex Security Agreement, the Flex Pledge Agreement and the Flextronics IP Security Agreement have been terminated, (b) Consolidated Unrestricted Cash plus Consolidated Receivables, minus (iii) Consolidated Receivables that the Account Debtor has not paid within sixty (60) days of invoice date regardless of invoice payment period terms, must be at least $35,000,000 for 90 consecutive days, where Consolidated Unrestricted Cash is not less than $20,000,000 at all times during such period; and (c) no Event of Default has occurred and continues as of the satisfaction of the foregoing conditions.

“IP Security Agreement” means that certain Intellectual Property Security Agreement dated as of December 27, 2016, by and between Borrower and Collateral Agent.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Joinder” means that certain Joinder in substantially the form attached as Exhibit D, hereto.

“Joining Party” means any Person signing a Joinder as a “Co-Borrower” (as defined in the Joinder) whereby such Person becomes bound to observe the requirements of this Agreement as provided in the Joinder.

“Lender(s)” mean (a) the Persons listed on Schedule 1.2 (other than any such Person that has ceased to be a party hereto) and (b) any Person that has become a party hereto as a Lender.

“Lender Expenses” are all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) and reasonable fees and expenses of accountants, advisors and consultants incurred by a Lender or an Agent for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to
Borrower.

“LIBOR Rate” means, for any date of determination, the three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) that appears on Bloomberg at 11:00 am (London, England time) on the second full Business Day preceding the first day of such date of determination; provided, that if such index ceases to exist or is no longer published or announced, then the term “LIBOR Rate” shall mean the rate per annum determined by the Administrative Agent to be the average of rates per annum at which deposits in dollars are offered for a maturity comparable to such relevant interest period to three (3) major banks in the London interbank market in London, England at approximately 11:00 a.m. (England, London time), two Business Days prior to the first day of such date of determination. Notwithstanding the foregoing, the LIBOR Rate shall not be less than 0%. The LIBOR Rate shall be determined on the first Business Day of each month by Administrative Agent, such determination being conclusive absent manifest error.

“LIBOR Unavailability Notice” shall have the meaning assigned to such term in Section 1.3(e).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan” means the Term Loan.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, the Security Documents, each Joinder, each Note and any other present or future agreement between Borrower and/or any Joining Party and/or for the benefit of Lenders and/or Agents, as all such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Loan Parties” mean Borrower, any Joining Party and any guarantor of such entities’ obligations under the Loan Documents. For the avoidance of doubt, no Foreign Subsidiary or Excluded Subsidiary (nor any of their Subsidiaries) shall become a Loan Party under the Loan Documents.

“Loan Party” means any of the Loan Parties.

“Material Adverse Change” means any circumstance, occurrence, fact, condition (financial or otherwise) or change (including a change in Applicable Law, event, development or effect) that, individually or in the aggregate, has, or is reasonably likely to have, in the opinion of Collateral Agent or the Required Lenders, acting reasonably, in a Material Adverse Effect.

“Material Adverse Effect” means (i) a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on the business, operations, affairs, performance, properties, Revenue, assets, liabilities (including contingent liabilities), obligations, capitalization, results of operations (financial or otherwise), cash flows or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) any material impairment of any Loan Party’s ability to exercise its rights or perform any of its obligations under this Agreement or any of the Security Documents or (iii) any prejudice to, restriction on or rendering unenforceable or ineffective, any obligation under this Agreement or any of the Security Documents or any Lien over all or any material portion of the Collateral or any right intended or purported to be granted under or pursuant to any of the Loan Documents to or for the benefit of Agents or Lenders. The final determination as to whether a Material Adverse Effect has occurred will be made by either Collateral Agent or the Required Lenders acting reasonably.

“Monthly Financial Statements” is defined in Section 5.2(a).

“Note” means for a Term Loan, the Note attached in substantially the form attached hereto as Exhibit E.
“Notice of Borrowing” means a notice given by Borrower to Administrative Agent in accordance with Section 2.2(a), substantially in the form of Exhibit C, with appropriate insertions.

“Obligations” are each Loan Party’s obligations to pay when due any debts, principal, interest, Origination Fee, Commitment Fee, Lender Expenses, Prepayment Fee, Closing Fee and other amounts such Person owes Lender now or later, whether under this Agreement, the Loan Documents or otherwise, and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or obligations of such Person assigned to Lender, and to perform each Loan Party’s duties under the Loan Documents.

“OFAC” is defined in Section 4.13.

“Operating Income’ means for any Person, such Person’s gross profit minus operating expenses, depreciation and amortization, in each case as determined in accordance with GAAP, provided that the following expenses may be added back (y) expenses related to stock based compensation in the amount of up to $3,100,000 for the first fiscal quarter of 2017, up to $3,200,000 for the second fiscal quarter of 2017, up to $3,200,000 for the third fiscal quarter of 2017, and up to $3,300,000 for the fourth fiscal quarter of 2017, and (z) restructuring fees and expenses up to $9,000,000 for the fiscal year of 2017, in all cases consistent with past practices as reported in the financial statements provided to Lenders and their Affiliates immediately prior to the Effective Date.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Origination Fee” means a payment in the amount of $75,000 due from Borrower to Lenders to initiate Lenders’ due diligence process.

“Participant Register” is defined in Section 13.1(f).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Office” means the office of the Administrative Agent located at 225 W. Washington St., 21st Floor, Chicago, IL 60606, or such other office or account as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Payroll Account” means a zero balance account maintained by Borrower used exclusively to process payroll and related taxes.

“Perfection Certificate” is defined in Section 4.1(a).

“Permitted Indebtedness” means:

(a) Indebtedness to Lenders under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificates; (c) Subordinated Debt;
(d) Indebtedness consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Dispositions permitted under Section 6.1; and (iii) unsecured guarantees with respect to Indebtedness of Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness under this Agreement;

(e) intracompany Indebtedness among any Loan Parties;

(f) Indebtedness incurred as a result of endorsing negotiable instruments or other payment items for deposit, in all cases received in the ordinary course of business;

(g) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(h) reserved;

(i) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or cash management services;

(j) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(k) the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes;

(l) unsecured Indebtedness of Borrower owing to employees, former employees, officers, former officers, directors, former directors, or consultants (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption or repurchase by Borrower of the Equity Interests of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000), and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Collateral Agent;

(m) Indebtedness composing Permitted Investments;

(n) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(o) Indebtedness in an aggregate outstanding principal amount not to exceed Five Million Dollars ($5,000,000) at any time outstanding for all Foreign Subsidiaries; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets;

(p) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness;

(q) other unsecured Indebtedness in an aggregate outstanding principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding; and

(r) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (q) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of Borrower that is not a Loan Party to another Subsidiary of Borrower that is not a Loan Party, and (c) a Subsidiary of Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” mean:

(a) Investments (including, without limitation, in Subsidiaries) existing on the Effective Date and shown on the Perfection Certificates;

(b) Investments after the Effective Date among any Loan Parties; (c) Investments consisting of Cash or Cash Equivalents;
(d) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(e) advances made in connection with purchases of goods or services in the ordinary course of business;

(f) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(g) guarantees permitted under the definition of Permitted Indebtedness; (h) Permitted Intercompany Advances;
(i) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers) or as security for any such Indebtedness or claims;

(j) Reserved;

(k) (i) non-Cash loans and advances to employees, officers, and directors of Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Borrower, and (ii) loans and advances to employees and officers of Borrower or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;

(l) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clauses (i) or (k) of the definition of Permitted Indebtedness; and

(m) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support and strategic alliances with particular customers in which such customers will share in the research and development expense of Borrower associated with the incorporation by such customers of microconverters purchased from Borrower into solar panels produced by such customers, provided in all cases that any cash investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.

“Permitted Liens” mean:

(a) Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Loan Documents;
(b) Liens for unpaid Taxes, fees, assessments or other government charges or levies, either (i) not past due or (ii) do not have priority over Collateral Agent’s Liens and are being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the IRC and the Treasury Regulations adopted thereunder;

(c) purchase money Liens or capital leases (i) on Equipment and related software acquired or held by Borrower after the Effective Date which is incurred for financing the acquisition of the Equipment and related software securing no more than $2,000,000 in the aggregate which remains outstanding, or (ii) existing on Equipment and related software when acquired prior to the Effective Date, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software;

(d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(e) licenses of Intellectual Property permitted under Section 6.1;

(f) Liens granted to Flextronics Industrial LTD under the Flextronics Security Agreement and Flextronics Pledge Agreement, which Liens granted to Flextronics must at all times be junior and subordinate to the Liens granted Collateral Agent;

(g) reserved;

(h) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens are for sums not yet delinquent;

(i) Liens on amounts deposited to secure Borrower’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance;

(j) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

(k) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of a permitted refinancing thereof and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(l) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of Deposit Accounts in the ordinary course of business;

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods provided that the amount owed for such customs duties is not yet due;

(o) Liens consisting of cash collateral securing (i) obligations of the Foreign Subsidiaries under foreign credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p- cards”) or other cash management services permitted by clause (i) of the definition of Permitted Indebtedness, but in each such case only to the extent that such cash collateral is owned by one or more of the Foreign Subsidiaries; (ii) any Hedging Agreement; and

(p) other Liens securing obligations not in excess of One Hundred Thousand Dollars
($100,000).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreements” mean, collectively, any local law pledge agreement relating to the Equity Interests or evidence of Indebtedness of any Subsidiary owned directly or indirectly by a Loan Party to the extent necessary or useful to perfect Collateral Agent’s security interest therein under applicable laws.

“Pledged Account” means any Deposit Account, Securities Account, Commodity Account or other similar account (other than an Excluded Account) even though it may not precisely fit the definition of a Deposit Account, Securities Account or a Commodity Account.

“Prepayment Fee” means a payment equal to the amount of the Term Loan being prepaid multiplied by the Prepayment Percentage.

“Prepayment Percentage” means (i) three percent (3.00%) of the Term Loan amount prepaid on or prior to the first anniversary of July 8, 2016, and (ii) two percent (2.00%) of the Term Loan amount prepaid after the first anniversary of July 8, 2016 of such Term Loan but on or prior to the second anniversary of July 8, 2016, and (iii) one percent (1.00%) of the Term Loan amount prepaid after the second anniversary of July 8, 2016 but prior to the Term Loan Maturity Date.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Pro Rata Percentage” means, with respect to any Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate of the Term Loan Commitments of all Lenders.

“Quarterly Financial Statements” is defined in Section 5.2(b).

“Recipient” means (a) Administrative Agent, (b) Collateral Agent, and (c) any Lender, as applicable.

“Register” is defined in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Related Fund” means, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having funded Credit Extensions and having Term Loan Commitments representing more than 50% of the sum of all Credit Extensions and Term Loan Commitments at such time.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Collateral Agent’s right to sell any Collateral.

“Restricted Payment” is defined in Section 6.7.

“Revenue” means, for any Person, revenue received by such Person as determined in accordance with GAAP from the sale of finished Goods Inventory or services, in all cases in the ordinary course of such entity’s business, less returns, credits and sales taxes.

“SBA Forms” mean SBA Form 480 (11-10), SBA Form 652 (11-91) and SBA Form 1031 (12/10) promulgated by the U.S. Small Business Administration.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the United Stated federal government administering the Securities Act.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended, or any similar United States Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Security Documents” mean the IP Security Agreement, the Pledge Agreements, Perfection Certificates, any Joinder, any Control Agreement, any Subordination Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or in connection with Section 5.8.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Subordination Agreement” means any subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent entered into between Collateral Agent and the other creditor, on terms acceptable to Collateral Agent whereby a Person subordinates the Indebtedness of any Loan Party to such Person to the Indebtedness of any Loan Party to Collateral Agent and/or Lenders.

“Subordinated Debt” means indebtedness subject to a Subordination Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tax Returns” mean all returns, declarations, reports, schedules, forms or information return or statement of, or with respect to, Taxes filed or required to be filed with any Governmental Authority or depository.

“Taxes” mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan made available by Lenders to Borrower under the Initial Credit Extension and the Additional Credit Extension pursuant to Section 1.2 of the Agreement, which amount shall not exceed in the aggregate Fifty Million Dollars ($50,000,000).

“Term Loan Alternate Base Rate” means, for any day, the greater of (a) 10.3125% and (b) a fluctuating rate of interest per annum equal to the Prime Rate in effect on such day plus 6.5625%, provided that during the time the Accommodation Conditions remain satisfied, the Term Loan Alternate Base Rate shall be reduced by 1.0%. Any change in the Term Loan Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective day of such change in the Prime Rate. For the avoidance of doubt, once the Accommodation Conditions have been satisfied and then become unsatisfied, the Term Loan Alternate Base Rate shall increase by 1.0% and the Term Loan Alternate Base Rate shall no longer be eligible for reduction based on satisfying the Accommodation Conditions.

“Term Loan Commitment” means with respect to each Term Loan Lender, the commitment of such Lender to make Credit Extensions under the Term Loan hereunder as set forth on Schedule 1.2 directly below the column entitled “Term Loan Commitment,” or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, in all cases as the same may be reduced, terminated or adjusted as provided in the Agreement. The aggregate amount of Lenders’ Term Loan Commitments is Fifty Million Dollars ($50,000,000).

“Term Loan Lender” mean each Lender with a Term Loan Commitment or with outstanding Term Loan.

“Term Loan Interest Rate” means, for any given day, the greater of (a) 10.3125%, and (b) a fluctuating rate of interest per annum equal to the LIBOR Rate plus 9.25%; provided that all times during which there is an effective LIBOR Unavailability Notice, the Term Loan Interest Rate shall mean the Term Loan Alternate Base Rate; provided further, that during the time the Accommodation Conditions remain satisfied, the Term Loan Interest Rate shall be reduced by 1.0%. Any change in the Term Loan Interest Rate due to a change in the LIBOR Rate shall be effective from and including the effective day of such change in the LIBOR Rate. For the avoidance of doubt, once the Accommodation Conditions have been satisfied and then become unsatisfied, the Term Loan Interest Rate shall increase by 1.0% and the Term Loan Interest Rate shall no longer be eligible for reduction based on satisfying the Accommodation Conditions.

“Term Loan Maturity Date” means July 1, 2020.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks.

“Unrestricted Cash” of any Person, shall mean Cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such Cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than the Collateral Agent has a Lien other than Permitted Liens as set forth in subsection (h) of the definition of Permitted Liens, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which the Collateral Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code), but in all cases shall exclude the amount of such Person’s Indebtedness which is more than three (3) Business Days overdue.

“USA FREEDOM Act” means The Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring (USA FREEDOM ACT) Act of 2015, Public Law 114-23 (June 2, 2015), as may be amended.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as may be amended.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“Warrant” means the warrant to purchase Borrower’s common stock Borrower issues to each Lender on the Effective Date, as such Warrants may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Wells Fargo Additional Security Agreements” mean that certain Copyright Security Agreement, Trademark Security Agreement and Patent Security Agreement by and between Wells Fargo Bank, National Association and Borrower dated as of December 27, 2016, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Wells Fargo Credit Agreement” means that certain AMENDED AND RESTATED CREDIT AGREEMENT by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent, the lenders that are parties thereto as the Lenders, and ENPHASE ENERGY, INC., as borrower dated as of December 18, 2015, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Wells Fargo Guaranty and Security Agreement” means that certain AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT executed and delivered by Borrower and each of the guarantor parties thereto as grantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION as agent dated as of December 18, 2015, as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time,

“Wells Fargo Indebtedness” means the “Obligations” (as defined in the Wells Fargo Credit Agreement) arising under the Wells Fargo Credit Agreement and secured by the Wells Fargo Guaranty and Security Agreement and the Wells Fargo Additional Security Agreements.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

LENDER:

Tennenbaum Special Situations Fund IX, LLC Tennenbaum Special Situations IX-A, LLC Tennenbaum Special Situations IX-0, L.P. Tennenbaum Special Situations IX-C, L.P. Tennenbaum Energy Opportunities Co, LLC Tennenbaum Senior Loan Fund IV-B, LP
Each as Lenders

On behalf of each of the above entities:

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By: /s/ Philip Tseng
Name: Philip Tseng
Title: Managing Partner
Address:
c/o Tennenbaum Capital Partners, LLC
2951 28th Street, Suite 1000
Santa Monica, CA 90405
Attention: Todd Jaquez-Fissori and Asher Finci

COLLATERAL AGENT:

Obsidian Agency Services, Inc., as Collateral Agent

By: /s/ Philip Tseng
Name: Philip Tseng
Title: Vice President

ADMINISTRATIVE AGENT:

Cortland Capital Market Services LLC, as Administrative Agent

By: /s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

BORROWER:

Enphase Energy, Inc. /s/ Bert Garcia Name: Bert Garcia Title: CFO

SCHEDULES AND EXHIBITS

Schedule 1.2 – List of Lenders and Term Loan Commitments

Exhibit A – Collateral Description Exhibit B – Compliance Certificate Exhibit C – Notice of Borrowing Exhibit D –Joinder
Exhibit E – Note – Term Loan

Exhibit F – Form of Assignment and Acceptance

Exhibit G – Administrative Questionnaire

Exhibit H – Tax Certificates

SCHEDULE 1.2

LIST OF LENDERS AND TERM LOAN COMMITMENTS

Name of Lender	Initial Term Loan Commitment	Additional Term Loan Commitment	Total Term Loan Commitment	Comments
Tennenbaum Special Situations Fund IX, LLC	$15,291,000.00	$9,786,240.00	$25,077,240.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Special Situations IX-A, LLC.	$3,052,000.00	$1,953,280.00	$5,005,280.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Special Situations IX-O, L.P.	3,804.000.00	$2,434,560.00	$6,238,560.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Special Situations IX-C, L.P.	$2,853,000.00	$1,825,920.00	$4,678,920.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Energy Opportunities Co, LLC	$0.00	$7,000,000.00	7.000,000.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Senior Loan Fund IV-B, LP	$0.00	$2,000,000.00	$2,000,000.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TOTAL	$25,000,000.00	$25,000,000.00	$50,000,000.00

SCHEDULE 1.4

WIRE TRANSFER INSTRUCTIONS Cortland to provide wire instructions for all payments under the Agreement

EXHIBIT A
COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s real and personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of Borrower, and regardless of where located, including, without limitation, all of Borrower’s right, title and interest in and to the following property:

1. All Goods, Accounts (including health-care receivables), Pledged Accounts, Equipment, Inventory, contract rights (including Intellectual Property and Intellectual Property Licenses) or rights to payment of money, leases, license agreements (including Intellectual Property and Intellectual Property Licenses), franchise agreements, General Intangibles (including Intellectual Property and Intellectual Property Licenses), Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash and Cash Equivalents, Fixtures, letters of credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located;

2.    All real property interests (including leaseholds, mineral rights, timber, etc.); and

3. All Borrower’s Books relating to the foregoing, and all additions, attachments, accessories, accessions and improvements to any of the foregoing, and all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing;

provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include (a) any rights or interests held under any contract, lease, permit, license, or license agreement covering real or personal property of any Loan Party that are not assignable or prohibit the grant of a security interest or lien therein by applicable law or their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (b) equipment subject to liens permitted pursuant to Subsection (c) of the definition of Permitted Liens where the agreements governing the capital lease obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists; (c) voting Equity Interests of any Foreign Subsidiary or Excluded Domestic Subsidiary, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary or Excluded Domestic Subsidiary; or (d) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to use trademark applications under applicable federal law; provided, that upon submission and acceptance by the USPTO of an amendment to allege use pursuant to
15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

In the event that the IP Release Trigger Occurs, then the Collateral shall consist of all Borrower’s real and personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of Borrower, and regardless of where located, including, without limitation, all of Borrower’s right, title and interest in and to the following property:

1. All Goods, Accounts (including health-care receivables), Pledged Accounts, Equipment, Inventory, contract rights (excluding Intellectual Property and Intellectual Property Licenses) or rights to payment of money, leases, license agreements (excluding Intellectual Property and Intellectual Property Licenses), franchise agreements, General Intangibles (excluding Intellectual Property and Intellectual Property Licenses), Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash and Cash Equivalents,

Fixtures, letters of credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located, provided however, that (i) the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property or Intellectual Property Licenses (the “Rights to Payment”); and (ii) if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in Borrower’s Intellectual Property or Intellectual Property Licenses is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in the Rights to Payment;

2. All real property interests (including leaseholds, mineral rights, timber, etc.); and

3. All Borrower’s Books relating to the foregoing, and all additions, attachments, accessories, accessions and improvements to any of the foregoing, and all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing;

provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include (a) any rights or interests held under any contract, lease, permit, license, or license agreement covering real or personal property of any Loan Party that are not assignable or prohibit the grant of a security interest or lien therein by applicable law or their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (b) equipment subject to liens permitted pursuant to Subsection (c) of the definition of Permitted Liens where the agreements governing the capital lease obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists; (c) voting Equity Interests of any Foreign Subsidiary or Excluded Domestic Subsidiary, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary or Excluded Domestic Subsidiary; or (d) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: FROM: DATE:

The undersigned authorized officer of              (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement among Borrower, Collateral Agent, Administrative Agent and Lenders dated as of          2017 (the “Agreement”):
(I)    Borrower is in complete compliance for the period ending              with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct on this date except that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required Tax Returns and reports, and Borrower has timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent.

Attached are the required documents supporting the certification, including documentation underlying compliance with Section 5.11. The undersigned certifies that all the financial statements delivered with this Compliance Certificate have been prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or, in the case of monthly or quarterly financial statements, the absence of footnotes and normal year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant    Required    Complies

Monthly financial statements    Monthly within 30 days    Yes No
(45 days if quarter end, and
60 days if year end)

Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual financial statement (CPA Audited)	FYE within 90 days	Yes	No
Board approved Operating Budget	FYE within 60 days after the end of the year	Yes	No

The following space should be used to list:

•
Intellectual Property registered (or a registration application submitted) after the Effective Date and which has not yet been listed on a previous Compliance Certificate, or any other permitted updates to the Perfection Certificates; and

•
any material change in the composition of (i) Borrower’s or any of its Subsidiaries’ Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered copyright, patent or trademark not shown in the Perfection Certificates, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property.

(if no registrations or updates, state “None”)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.” The listing of an exception does not excuse non-compliance.)

Date:    [Borrower]

Name: Title:

EXHBIT C

FORM OF NOTICE OF BORROWING

    , 201_

TO:    Cortland Capital Market Services LLC
225 W. Washington St., 21st Floor
Chicago, IL 60606
Attention: Attn: Ryan Warren and Legal Department
Email: ryan.warren@cortlandglobal.com and legal@cortlandglobal.com

RE:    Enphase Energy, Inc.

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of February     , 2017 (as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Enphase Energy, Inc. (the “Borrower”) and          and          (collectively, “Lenders”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4 of the Credit Agreement that it hereby requests a borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in connection therewith, sets forth below the information relating to the Proposed Borrowing as required by Section 2.4 of the Credit Agreement:

a.    The date of the Proposed Borrowing is_        , 201    _ (the “Funding Date”).
b.    The aggregate principal amount of the Proposed Borrowing is $     , and is to be made under the Term Loan.
c.    The proceeds are to be funded to the following account:

Bank Name:
Bank Address:

Account Number:

ABA Number:
Account Name:

The undersigned, being the Chief Financial Officer of Borrower, after due inquiry hereby certifies that the following statements are true on the date hereof, shall be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

(i) as of the Funding Date, the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all respects on and as of the Funding Date to the same extent as though made on and as of the Funding Date (or to the extent such representations and warranties specifically relate to a specified date on and as of such specified date);
(ii) as of the Funding Date, no event has occurred and is continuing or would result from the consummation of the Proposed Borrowing that would constitute a Default or an Event of Default; and

(iii) as of the Funding Date, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Agreement or the making of the Proposed Borrowing or the making of a Credit Extension under the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[Remainder of page intentionally left blank]

Enphase Energy, Inc.

By:
Name:
Title:

EXHIBIT D

Joinder

This Joinder (the “Agreement”) is entered into as of _________ __, 201_, by and between Obsidian Agency Services, Inc. (“Agent”) and _________________, a ______________ [corporation / limited liability company] (“Co-Borrower”).
WHEREAS, as a condition to Agent and Lenders entering into that certain Amended and Restated Loan and Security Agreement dated             , 2017, as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”) with Enphase Energy, Inc. (“Borrower”), Agent and Lenders require that each of Borrower’s Subsidiaries agree to become bound by Credit Agreement as if such entity were a party thereto, as modified by this Agreement.

WHEREAS, Co-Borrower is a Subsidiary.

WHEREAS, Co-Borrower acknowledges and agrees that it derives a substantial benefit from the Credit Agreement even if it does not directly receive proceeds thereunder, and that it is willing to deliver this Agreement in order to induce Lenders to extend such credit.

NOW, THEREFORE, based on the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Agent, Lenders and Co-Borrower hereby agree:

1. Capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement. The recitals set forth above are incorporated herein by reference.

2. By signing below, Co-Borrower shall be bound by the Credit Agreement as if it were Borrower with the following exceptions:

a.    Co-Borrower is a     [corporation/ LLC/etc.];

b. Co-Borrower shall not be entitled to submit a Notice of Borrowing or otherwise be entitled to require Lenders to make a Credit Extension to Co-Borrower, it being acknowledged that only Borrower has any right to such obtain funds from Lenders;

c.	Co-Borrower need not maintain separate insurance as long as it is covered under Borrower’s insurance in compliance with Section 5.6 of the Credit Agreement.

d. Co-Borrower need not provide the periodic information or reports required by Section 5.2 of the Credit Agreement as long as the information and reports submitted by Borrower contains complete and accurate information for Co-Borrower; and

e.
Neither Agent nor Lender shall be required to provide Co-Borrower with any notice or other deliverables under the Credit Agreement, it being agreed that Co-Borrower shall look exclusively to Borrower for all such items. In furtherance thereof, to the extent that Agent or Lenders have any duties, obligations or responsibilities to Borrower under the Credit Agreement, those duties, obligations and responsibilities will be limited to Borrower and not extend to Co-Borrower.

3. [Co-Borrower’s securities have not been certificated. If Co-Borrower certificates its securities, it shall immediately deliver the original certificate evidencing such securities to Agent and shall follow Agent’s directions regarding such securities after the occurrence and during the continuation of any Event of Default.]
4. The provisions of Sections 11, 13 and 14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

5. Co-Borrower acknowledges that the providing of this Agreement to Agent is integral and material to Agent and Lenders’ decision to proceed with the Credit Agreement, without which Agent and Lenders would not proceed. Co-Borrower further agrees that it is receiving substantial and material benefits from Borrower’s execution of the Credit Agreement and receipt of the loan proceeds thereunder, even if the loan proceeds have not directly been made available to Co- Borrower. At a minimum, Co-Borrower acknowledges that it has received reasonably equivalent value in connection with the execution and delivery of this Agreement. Co-Borrower waives, for itself and any successors (e.g., an assignee for the benefit of creditors, a receiver, a trustee in Bankruptcy, a debtor-in-possession, etc.), to the fullest extent provided by law, any rights or remedies regarding the enforceability of this Agreement, including without limitation, that Co- Borrower did not receive adequate consideration in connection with this Agreement or any of the transactions or agreements relating thereto.

[signatures continued on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Joiner to be executed as of the date first written above.

AGENT:

Obsidian Agency Services, Inc.

By:
Name:
Title:

CO-BORROWER:

[         ]

By:
Name:
Title:

EXHIBIT E
Note – Term Loan
FORM OF TERM NOTE

$     .00                                              , 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [            ] (the “Borrower”, together with all successors and assigns), promises to pay [NAME OF LENDER] hereinafter, together with its successors in title and permitted assigns, “Lender”), the principal sum of         DOLLARS ($        .00), or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Credit Agreement (as hereafter defined), with interest, fees, expenses and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain Amended and Restated Loan and Security Agreement, dated as of [DATE OF AGREEMENT] (as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time) by and among Borrower, Lender, Cortland Capital Market Services LLC, as administrative agent for the Lenders (“Administrative Agent”) and Obsidian Agency Services, Inc. as collateral agent for the Lenders (“Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

This Term Note is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. This Term Note is also entitled to the benefits of the Credit Agreement and is secured by the Collateral. The principal of, and interest on, this Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Administrative Agent’s books and records concerning the Term Loan, the accrual of interest and fees thereon and the repayment of such Term Loan shall be prima facie evidence of the indebtedness to Lender hereunder, absent manifest error.

No delay or omission by Lender or Agents in exercising or enforcing any of their powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Borrower waives presentment, demand, notice and protest, and also waives any delay on the part of the holder hereof. Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Collateral Agent, and/or Lender with respect to this Term Note and/or any Loan Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of Borrower or any other Person obligated on account of this Term Note.

This Term Note shall be binding upon Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

Borrower agrees that any action or proceeding arising out of or relating to this Term Note or for recognition or enforcement of any judgment, may be brought in any California State court or Federal court of the United States of America sitting in Los Angeles, and any appellate court from any thereof, and by execution and delivery of this Term Note, Borrower and Lender each consent, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of Borrower and, by its acceptance hereof, Lender, irrevocably and unconditionally waives, to the fullest extent that it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Term Note in any California State or Federal court. Each of Borrower and, by its acceptance hereof, Lender, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPALS.

Each of Borrower and, by its acceptance hereof, Lender, makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender or Borrower, as applicable, are each relying thereon. EACH OF BORROWER AND LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERM NOTE. If such waiver is for any reason not enforceable as provided, then the provisions of Sections 11.3 and 11.4 of the Credit Agreement shall be deemed incorporated herein by reference.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Term Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF BORROWER]

By:      Name:
Title:

[SIGNATURE PAGE TO FORM OF TERM NOTE]

TERM LOAN AND PAYMENTS

Date

Amount of Term Loan

Maturity
Date    Payments of Principal/Interest

Principal Balance of Term Note

Name of Person Making this Notation

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Loan and Security Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration set forth below as the “Purchase Price”, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and[the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)]

against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty (express or implied) by [the][any] Assignor.

1.	Assignor[s]:
2.	Assignee[s]:

1    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2    For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3    Select as appropriate.
4    Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee identify Lender]

3.    Borrower: Enphase Energy, Inc., a Delaware corporation

4.	Administrative Agent: Cortland Capital Market Services LLC, including any successor thereto, as the “Administrative Agent” under the Credit Agreement.

5.    Credit Agreement: The Amended and Restated Loan and Security Agreement, dated as of
, 2017, among Enphase Energy, Inc., a Delaware corporation, as Borrower, Lenders from time to time party thereto, Cortland Capital Market Services LLC, as administrative agent for Lenders and Obsidian Agency Services, Inc., a Delaware corporation, as collateral agent for Lenders.

6.    Term Loan Assigned Interest:

Assignor[s]5	Assignee[s]6	Aggregate Amount of Term Loan for all Lenders7	Amount of Term Loan Assigned	Percentage Assigned of Term Loan8	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

7.    Reserved.

8.    Purchase Price: $

9.    Trade Date:    9

Effective Date:         , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Remainder of page intentionally left blank]

5    List each Assignor, as appropriate.
6    List each Assignee, as appropriate.
7    Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8    Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.
9    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Acceptance are hereby agreed to: ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name: Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:	Name:
Title:

Consented to and Accepted:

Cortland Capital Market Services LLC, as Administrative Agent

By:	Name:
Title:

Annex 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE

1.    Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loan, without giving effect to the assignments pursuant thereto, are as set forth herein; and (b) except as set forth in (a) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement, or the financial condition of, Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it is legally authorized to enter into such Assignment and Acceptance; (ii) it meets all the requirements to be an assignee under Section 13.1 of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.1 of the Credit Agreement); (iii) from and after the Effective Date referred to in this Assignment and Acceptance, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type; (v) it has, independently and without reliance upon Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; (vi) it is not the Excluded Lender and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) will independently and without reliance upon Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) appoints and authorizes Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto; and agree that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and

Acceptance may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of California.

4. Eligible Assignee. Each Person who is to become a Lender under the Credit Agreement is required to meet the requirements in Section 13.1 of the Credit Agreement and be approved in writing by Administrative Agent.

EXHIBIT G ADMINISTRATIVE QUESTIONNAIRE
[ADMINISTRATIVE AGENT LOGO] Enphase Energy, Inc.
Cortland Capital Market Services LLC
225 W. Washington St., 21st Floor
Chicago, IL 60606
Attention: Attn: Ryan Warren and Legal Department
Email: ryan.warren@cortlandglobal.com and legal@cortlandglobal.com

[Fund Name]
[Fund Address] Tax Payer ID:

Administrative Details

Payment Instructions

USD:	Bank Name: ABA:
Account Name:
Account Number: Attn:

Signature Block

[Fund Name:]

By:

Contacts

Operations (Agent Notices):	[Fund Name] Address:

Attn: Phone: Fax:
E-mail:

Credit/Legal (Public/Private):	[Fund Name] Address:

Attn: Phone: Fax:
E-mail:

EXHIBIT H

TAX CERTIFICATES

Tax Documents

NON-U.S. LENDER INSTITUTIONS :

I.    Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your Non-U.S. or U.S. institution must be completed and returned on or prior to the date on which your institution becomes a Lender under the Credit Agreement. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

Exhibit H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Enphase Energy, Inc., a Delaware corporation, each Lender (as defined in Section 14 therein), Cortland Capital Market Services LLC, in its capacity as administrative agent for Lenders (“Administrative Agent”) and Obsidian Agency Services, Inc., in its capacity as collateral agent for Lenders (the “Collateral Agent”).

Pursuant to the provisions of Section 1.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881I(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:

Name: Title:

Date:      , 20[ ]

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Enphase Energy, Inc., a Delaware corporation, each Lender (as defined in Section 14 therein) and Cortland Capital Market Services LLC, in its capacity as administrative agent for Lenders (“Administrative Agent”) and Obsidian Agency Services, Inc., in its capacity as collateral agent for Lenders (the “Collateral Agent”).

Pursuant to the provisions of Section 1.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881I(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name: Title:

Date:      , 20[ ]

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Enphase Energy, Inc., a Delaware corporation, each Lender (as defined in Section 14 therein) and Cortland Capital Market Services LLC, in its capacity as administrative agent for Lenders (“Administrative Agent”) and Obsidian Agency Services, Inc., in its capacity as collateral agent for Lenders (the “Collateral Agent”).

Pursuant to the provisions of Section 1.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881I(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name: Title:

Date:      , 20[ ]

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Enphase Energy, Inc., a Delaware corporation, each Lender (as defined in Section 14 therein) and Cortland Capital Market Services LLC, in its capacity as administrative agent for Lenders (“Administrative Agent”) and Obsidian Agency Services, Inc., in its capacity as collateral agent for Lenders (the “Collateral Agent”).

Pursuant to the provisions of Section 1.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881I(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section
881(c)(3)(C) of the IRC.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:

Name: Title:

Date:      , 20